<!--$$/page=-->




John Hancock Life Insurance Company

September 30, 2008

Item 1                           Item 2 Item 3      Item 4      Item 5    Item 6                Item 7      Item 8

                                                    Fair Market Principal Investment Discretion Mgr    Voting Authority-Shares

Name of Issuer                   Class  Cusip       Value       or # of  Sole Shrd/Aff Shrd/Oth        Sole   Shared None

                                                                Shares

AMR Corp                         common 001765 10 6     620,863    63,160           X             1       63,160

Allied Healthcare Internatnl Inc common 01923A 10 9   1,346,230   716,080           X             1      716,080

Delta Airlines Inc               common 247361 70 2   3,078,589   409,932           X             1      409,932

Enerplus Resources Fund          common 29274D 60 4  11,295,834   304,552           X             1      304,552

MetroPCS Communications Inc      common 591708 10 2   9,080,587   649,077                         1               649,077

Navistar Int Corp                common 63934E 10 8   1,723,038    31,997           X             1       31,997

Northwest Airlines Corporation   common 667280 40 8     442,616    49,344           X             1       49,344

Portland General Electric Co     common 736508 84 7   4,620,383   195,945           X             1      195,945

PROS Holdings Inc                common 74346Y 10 3     118,314    12,600                         1                12,600

Range Resources Corp             common 75281A 10 9   4,625,804   108,689           X             1      108,689

UAL Corp                         common 902549 80 7   3,252,709   370,468           X             1      370,468

US Airways Group Inc             common 90341W 10 8     216,021    35,765           X             1       35,765

Velocity Express Corp            common 92257T 70 7       9,206    32,877           X             1       32,877

                                                      ---------   -------                              --------- -------

TOTALS                                               40,430,194 2,980,486                              2,318,809 661,677




Page 1